Exhibit 10.44

Dominion Resources, Inc.

2015 Base Salaries for Named Executive Officers*

The 2015 base salaries for Dominion’s named executive officers are as follows: Thomas F. Farrell II, Chairman, President and Chief Executive Officer—$1,465,729; Mark F. McGettrick, Executive Vice President and Chief Financial Officer—$829,322; Paul D. Koonce, Executive Vice President and Chief Executive Officer— Energy Infrastructure Group—$663,550; David A. Christian, Executive Vice President and Chief Executive Officer—Dominion Generation Group—$663,550; and David A. Heacock, President and Chief Nuclear Officer—Dominion Nuclear—$515,217.

*	Effective March 1, 2015